Exhibit 10.1

SERIES A SENIOR PERPETUAL PREFERRED STOCK
SUBSCRIPTION AGREEMENT

THIS SERIES A SENIOR PERPETUAL PREFERRED STOCK SUBSCRIPTION AGREEMENT (this “Agreement”), is made as of the 31st day of May, 2018 by and among IMH Financial Corporation, a Delaware corporation (the “Company”), and JPMorgan Chase Funding Inc. (the “Purchaser”). The Company and the Purchaser may each be referred to herein as a “Party” or collectively as the “Parties”.
WHEREAS:
A.    The Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).
B.    The Purchaser desires to purchase from the Company, and the Company wishes to sell to the Purchaser, upon the terms and conditions stated in this Agreement, shares of Series-A Senior Perpetual Preferred Stock of the Company, $0.01 par value per share (the “Series A Preferred Stock”).
C.    The Company has duly adopted and filed with the Secretary of State of the State of Delaware on or before the Closing the Certificate of Designation of Series A Senior Perpetual Preferred Stock of the Company in the form attached hereto as Exhibit A (the “Series A Certificate”).
D.    The Board of Directors of the Company (the “Board”) has, by the vote of a requisite majority of the directors serving thereon and pursuant to Section 141 of the Delaware General Corporation Law (“DGCL”), (a) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement with the Purchaser, and (b) duly approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in connection therewith.
E.     The Required Holders (as defined in the Series B Certificate) of the shares of the Company’s Series B Preferred Stock outstanding immediately prior to the date of this Agreement have approved the Company’s entry into this Agreement and its issuance of the Series A Preferred

Stock and the issuance of the Shares, in each case, in accordance with the terms and conditions of the Series B Certificate.
NOW THEREFORE, the Parties, hereby agree as follows:
1.Purchase and Sale of Series A Preferred Stock.
1.1    Number of Shares; Purchase Price. Subject to the terms and conditions of this Agreement, at the Closing, the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser 22,000 shares of Series A Preferred Stock at a price of $1,000.00 per share, for a total purchase price of $22,000,000 (the “Purchase Price”). The shares of Series A Preferred Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares”.
1.2    Closing; Delivery.
(a)    The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, on the date of this Agreement (the “Closing”).
(b)    At the Closing: (i) the Purchaser shall pay to the Company for the Shares to be issued and sold to the Purchaser at the Closing an amount equal to the Purchase Price by wire transfer of immediately available funds to the account designated by the Company; (ii) the Company shall enter the Shares in the Purchaser’s name in the books and records of the Company and deliver to the Purchaser at the Closing (A) a notice of issuance executed by an officer of the Company with respect to the Shares against payment of the Purchase Price, and (B) a certificate by an authorized officer of the Company certifying (I) the Series A Certificate, (II) the Series B Certificate, (III) the Investment Committee Charter, and (IV) resolutions of the Board and of the Required Holders, each approving the creation of Series A Preferred Stock, the Transaction Documents and the Transactions; and (iii) the Investment Agreement shall have been duly executed and delivered by the parties thereto.
1.3    Use of Proceeds. The Company shall use the proceeds from the sale of the Shares to purchase or otherwise acquire fee interests in real estate, joint venture interests in fee interests in real estate, mortgage loans secured exclusively by real estate or interests in joint ventures formed to make mortgage loans secured exclusively by real estate, mezzanine loans made exclusively for the financing of real estate and which are secured by a first lien position on the entire ownership interests of the entity owning the real estate, and other assets and financial instruments that are considered “qualifying assets” or “real estate-related  assets” and for general corporate purposes.

1.4    Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall have the meanings set forth or referenced below.
(a)    “Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(b)    “Agreement” has the meaning set forth in the Preamble.
(c)    “Board” has the meaning set forth in the Recitals.
(d)    “Bylaws” means the Third Amended and Restated Bylaws of the Company, as amended and in effect.
(e)    “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).
(f)    “Class A Common Stock” has the meaning set forth in Section 2.2(a)(i).
(g)    “Class B Common Stock” has the meaning set forth in Section 2.2(a)(i).
(h)    “Class B-1 Common Stock” has the meaning set forth in Section 2.2(a)(i).
(i)    “Class B-2 Common Stock” has the meaning set forth in Section 2.2(a)(i).
(j)    “Class B-3 Common Stock” has the meaning set forth in Section 2.2(a)(i).
(k)    “Class B-4 Common Stock” has the meaning set forth in Section 2.2(a)(i).
(l)    “Class C Common Stock” has the meaning set forth in Section 2.2(a)(i).

(m)    “Class D Common Stock” has the meaning set forth in Section 2.2(a)(i).
(n)    “Closing” has the meaning set forth in Section 1.2(a).
(o)    “Code” means the Internal Revenue Code of 1986, as amended.
(p)    “Common Stock” has the meaning set forth in Section 2.2(a).
(q)    “Company” has the meaning set forth in the Preamble.
(r)    “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 of Regulation D, any Person listed in the first paragraph of Rule 506(d)(1) of Regulation D.
(s)    “Company Entity” means, collectively, the Company and each of the Subsidiaries.
(t)    “Designated Exclusion” has the meaning set forth in Section 3.13.
(u)    “DGCL” has the meaning set forth in the Recitals.
(v)    “Disclosure Schedule” means the schedule attached hereto as Exhibit B.
(w)    “Disqualifying Event” has the meaning set forth in Section 2.4(b).
(x)    “ERISA” has the meaning set forth in Section 2.11(b).
(y)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
(z)    “Fee Assets” means real estate assets owned by any of the Company Entities.
(aa)    “GAAP” means United States generally accepted accounting principles.
(bb)    “Governmental Authority” means any court or governmental or regulatory authority of the United States, any State or locality thereof or any foreign jurisdiction.

(cc)    “Investment Agreement” means that certain Second Amended and Restated Investment Agreement, dated as of the date hereof, among the Company, the Purchaser and the other investors identified therein.
(dd)    “Investment Committee Charter” means that certain Second Amended and Restated Charter of the Investment Committee of the Board of Directors of the Company.
(ee)    “Knowledge” including the phrases “to the Knowledge of the Company”, “to the Company’s Knowledge” or similar language means the actual knowledge as of the date hereof of the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Associate General Counsel, the Senior Vice President – Director of Operations and the Senior Vice President of Underwriting, including knowledge any such person would reasonably be expected to obtain in the ordinary course of their position and supervision of their direct reports.
(ff)    “Laws” means all present or future federal, state local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental entity.
(gg)    “Leased Assets” means real estate assets leased by the Company Entities.
(hh)    “Lien” means with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP, or any financing lease having substantially the same economic effect as any of the foregoing).
(ii)    “Material Adverse Effect” means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, (i) would materially adversely affect the ability of the Company to consummate the Transactions, or to perform its obligations under any of the Transaction Documents, in a timely manner or (ii) is materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company Entities, taken as a whole, other than in the case of clause (ii) above, any event, state of facts, circumstances, development, change, effect or occurrence resulting from (A) changes in general economic, regulatory or political conditions or in the securities, credit or financial markets in general, (B) general changes or developments in the business in which the Company Entities operate, (C) any acts of terrorism or war or any natural disaster or weather-related event, or (D) any failure to meet internal or published projections, forecasts or revenue or earning predictions or any downward revisions for any period (provided that this clause (D) shall not be construed as providing that the change, event, circumstance, development, occurrence or state of facts giving rise to such failure does not constitute or contribute to a Material Adverse Effect on the Company), except, in the case of the foregoing clause (A), (B) or (C), to the extent such changes or developments referred to therein would reasonably be expected to have a materially disproportionate negative impact on the Company Entities, taken as a whole, compared to other comparable participants in the Company’s industries.
(jj)    “Most Recent 10-K” has the meaning set forth in Section 2.9(a).
(kk)    “Most Recent Balance Sheet” has the meaning set forth in Section 2.9(a).
(ll)    “Options” means any rights, warrants or options to subscribe for or purchase shares of common stock or any other stock or securities directly or indirectly convertible into or exchangeable or exercisable for shares of common stock.
(mm)    “Party” has the meaning set forth in the Preamble.
(nn)    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(oo)    “Preferred Stock” has the meaning set forth in Section 2.2(a).
(pp)    “Purchase Price” has the meaning set forth in the Section 1.1.
(qq)    “Purchaser” has the meaning set forth in the Preamble.
(rr)    “Real Estate Assets” means the Fee Assets and the Leased Assets.
(ss)    “Regulation D” has the meaning set forth in the Recitals.
(tt)    “Related Party Transactions” has the meaning set forth in Section 2.21.
(uu)    “Requested Documents” has the meaning set forth in Section 3.3.

(vv)    “Required Holders” has the meaning set forth in the Series B Certificate.
(ww)    “Sarbanes-Oxley Act” has the meaning set forth in Section 2.10(a).
(xx)    “SEC” has the meaning set forth in the Recitals.
(yy)    “SEC Reports” has the meaning set forth in Section 2.9(a).
(zz)    “Securities Act” has the meaning set forth in the Recitals.
([[)    “Securities Laws” means the securities laws (including “Blue Sky” laws), legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.
(aaa)    “Series A Certificate” has the meaning set forth in the Recitals.
(bbb)    “Series A Preferred Stock” has the meaning set forth in the Recitals.
(ccc)    “Series B Certificate” means the Second Amended and Restated Certificate of Designation of Series B-1 Cumulative Convertible Preferred Stock, Series B-2 Cumulative Convertible Preferred Stock and Series B-3 Cumulative Convertible Preferred Stock of the Company.
(ddd)    “Series B-1 Preferred Stock” has the meaning set forth in Section 2.2(a)(ii).
(eee)    “Series B-2 Preferred Stock” has the meaning set forth in Section 2.2(a)(ii).
(fff)    “Series B-3 Preferred Stock” has the meaning set forth in Section 2.2(a)(ii).
(ggg)    “Shares” has the meaning set forth in Section 1.1.
(hhh)    “Stock Plan” has the meaning set forth in Section 2.2(b).
(iii)    “Subsidiaries” means any Person in which the Company, directly or indirectly, (a) owns an amount of voting securities or other interests that is sufficient to enable the Company to elect at least a majority of the members of such Person’s board of directors or other governing body or at least 50% of the outstanding equity or similar interests of such Person or (b)

controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”
(jjj)    “Tax” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.
(kkk)    “Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
(lll)    “Transaction Documents” means this Agreement, the Series A Certificate, the Investment Agreement and the Investment Committee Charter.
(mmm)    “Transactions” means the sale and issuance of the Shares to the Purchaser and the execution and delivery of the Transaction Documents and the consummation by the Company of all of the transactions contemplated therein.
2.    Representations and Warranties of the Company. Except (a) as disclosed in the Disclosure Schedule delivered or (b) as set forth in the SEC Reports filed with or furnished to the SEC prior to the third (3rd) business day immediately preceding the date of this Agreement (other than any disclosures in such documents referred to in the “Risk Factors” or “Forward Looking Statements” sections thereof or any other disclosures in such documents which are forward looking or predictive in nature) (provided that nothing disclosed in the SEC Reports shall be deemed to be a qualification of or modification to the representations or warranties set forth in Sections 2.1, 2.2, 2.3 and 2.4), and, in each case, to the extent the applicability of the disclosure to such representation and warranty is reasonably apparent from the text of the disclosure made, the Company represents and warrants to the Purchaser as follows:
2.1    Organization, Good Standing, Corporate Power and Qualification. Except as set forth on Section 2.1 of the Disclosure Schedule, each Company Entity is a corporation, limited liability company, or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Company Entities. Other than with respect to the entities as disclosed in the SEC Reports, the Company does not, directly or indirectly, own any security or beneficial ownership interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Each Company Entity is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or lease of property or the nature of the business conducted or proposed to be conducted by such Company Entity will make such qualification necessary, except where such failure to qualify could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Section 2.1 of the Disclosure Schedule, the Company holds all right, title and interest in and to 100% of the Capital Stock, equity or similar interests of each of the Subsidiaries, in each case, free and clear of any Liens or any other restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder.
2.2    Capitalization.
(a)    The authorized capital of the Company consists, immediately prior to the Closing, of:
(i)    200,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of which (1) 16,704,243 shares were issued and outstanding immediately prior to the Closing and (2)(A) 150,208,500 shares have been designated Common Stock (the “Class A Common Stock”), of which 1,510,181 shares are issued and outstanding as of the date of this Agreement; (B) 4,023,400 shares of which have been designated Class B-1 Common Stock (the “Class B-1 Common Stock”), of which 3,491,758 are issued and outstanding as of the date of this Agreement; (C) 4,023,400 shares of which have been designated Class B-2 Common Stock (the “Class B-2 Common Stock”), of which 3,492,954 are issued and outstanding as of the date of this Agreement; (D) 8,165,700 shares of which have been designated Class B-3 Common Stock (the “Class B-3 Common Stock”), of which 7,159,759 are issued and outstanding as of the date of this Agreement; (E) 781,644 shares of which have been designated Class B-4 Common Stock (the “Class B-4 Common Stock”), of which 313,790 are issued and outstanding as of the date of this Agreement and, together with the Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock, the “Class B Common Stock”), of which 14,458,261 are issued and outstanding as of the date of this Agreement; (F) 15,803,212 shares of which have been designated Class C Common Stock (the “Class C Common Stock”), of which 735,801 are issued and outstanding as of the date of this Agreement; and (G) 16,994,144 shares of which have been designated Class D Common Stock (the “Class D Common Stock”), none of which are issued and outstanding as of the date of this Agreement. The Company holds 1,826,096 shares of Common Stock in its treasury.
(ii)    100,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), of which (1) 10,552,941 shares were issued and outstanding immediately prior to the Closing and (2)(A) 2,604,852 shares have been designated as Series B-1 Cumulative Convertible Preferred Stock (the “Series B-1 Preferred Stock”), of which 2,604,852 shares are issued and outstanding as of the date of this Agreement; (B) 5,595,148 shares have been designated as Series B-2 Cumulative Convertible Preferred Stock (the “Series B-2 Preferred Stock”), of which 5,595,148 shares are issued and outstanding as of the date of this Agreement; (C) 2,352,941 shares have been designated as Series B-3 Cumulative Convertible Preferred Stock (the “Series B-3 Preferred Stock”), of which 2,352,941 shares are issued and outstanding as of the date of this Agreement; and (D) 22,000 shares have been designated as Series A Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Series A Certificate and the Series B Certificate, as applicable, and as provided by the DGCL. The Company holds no Preferred Stock in its treasury.
(b)    The Company has reserved 2,700,000 (which shall automatically be increased to 3,300,000 shares in connection with an initial public offering under the Securities Act, of Common Stock) shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the First Amended and Restated 2010 IMH Financial Corporation Employee Stock Incentive Plan duly adopted by the Board and approved by the Company’s shareholders (the “Stock Plan”). Of such reserved shares of Common Stock, 371,129 shares have been issued pursuant to restricted stock purchase agreements, options to purchase 1,055,497 shares (net of forfeitures) have been granted and are currently outstanding and 1,273,374 shares of Common Stock remain available for issuance under the Stock Plan. No shares of Common Stock or Preferred Stock are reserved for issuance under any plan, agreement or arrangement, other than shares of Common Stock reserved for issuance under the Stock Plan.
(c)    Section 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock (including the number of shares designated as Class A Common Stock, Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock, Class C Common Stock and Class D Common Stock); (ii) granted Options under the Stock Plan, including vesting schedules and exercise prices; (iii) shares of Common Stock reserved for future award grants under the Stock Plan; (iv) issued and outstanding Preferred Stock (including the number of shares designated as Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, and Series B-3 Preferred Stock); and (v) warrants or stock purchase rights, if any. All of the outstanding or issuable shares of Capital Stock of the Company have been duly authorized and have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable.
Except for (A) the conversion privileges of the Series B-3 Preferred Stock, (B) the rights provided in Section 4 of the Investment Agreement, (C) the securities and rights described in Section 2.2(a)(ii) of this Agreement and as set forth on Section 2.2(c) of the Disclosure Schedule or (D) to the extent disclosed in SEC Reports:
(i)    no shares of the Capital Stock of any Company Entity are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by any Company Entity;
(ii)    there are no outstanding Options, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of any Company Entity, or contracts by which any Company Entity is or may become bound to issue additional shares of Capital Stock of any Company Entity or Options, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of any Company Entity;
(iii)    there are no agreements or arrangements under which any Company Entity is obligated to register the sale of any of its securities under the Securities Act;
(iv)    there are no outstanding securities or instruments of any Company Entity that contain any redemption or similar provisions, and there are no contracts by which any Company Entity is or may become bound to redeem a security of such Company Entity, and there are no other shareholder agreements or similar agreements to which any Company Entity or, to the Company’s Knowledge, any holder of the Company’s Capital Stock is a party;
(v)    there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Shares;
(vi)    the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and
(vii)    to the Company’s Knowledge, no officer or director of the Company or beneficial owner of any of the Company’s outstanding Common Stock has pledged Common Stock in connection with a margin account or other loan secured by such Common Stock.
2.3    Authorization.
(a)    The Company has the requisite corporate power to enter into and perform its obligations under this Agreement and the Transaction Documents, including without limitation to issue the Shares at the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of the Closing and the issuance and delivery of the Shares has been taken as of the Closing.

(b)    The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the Transactions, including the issuance of the Shares have been duly authorized by the Board and the Required Holders and no further consent or authorization is required by any Company Entity, any of the Board (or any committee thereof) or the shareholders of the Company, other equityholders or holders of beneficial interests of the Company. Without limiting the foregoing: (x) the Board has, by the vote of a requisite majority of the directors serving thereon, (I) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement with the Purchaser and (II) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the issuance of the Shares to the Purchaser and the adoption of (i) the Series A Certificate, (ii) the Series B Certificate, (iii) the Investment Committee Charter and (iv) the Investment Agreement; and (y) the Required Holders have consented in writing to (A) the creation of the Series A Preferred Stock and (B) the Transactions, in each case, in accordance with the Series B Certificate.
(c)    The Transaction Documents have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company Entities, enforceable against the Company Entities in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
2.4    Valid Issuance of Shares.
(a)    The Shares being issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, upon issuance will be validly issued, fully paid and nonassessable, free of taxes and Liens with respect to the issuance and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal Securities Laws and any liens or encumbrances created by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to any Disqualifying Event (as described below), the Shares will be issued in compliance with all applicable federal and state Securities Laws.
(b)    No “bad actor” disqualifying event described in Rule 506(d)(1)(i) through (viii) of the Securities Act (a “Disqualifying Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualifying Event as to which Rule 506(d)(2)(ii) through (iv) or (d)(3), is applicable.

2.5    Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with or notification to, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing of the Series A Certificate, which has been filed with and accepted by the Secretary of State of the State of Delaware as of the Closing and (b) the applicable filings under the Exchange Act, the Securities Act and any relevant state securities administrators or related to the blue sky laws of various states, which have been made or will be made by the Company in a timely manner after the Closing.
2.6    Litigation; Compliance with Laws. Except as set forth on Section 2.6 of the Disclosure Schedule or the SEC Reports, there is no action, claim, dispute, arbitration, audit, hearing, inquiry, investigation, administrative enforcement proceeding, litigation or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitration tribunal pending or, to the Knowledge of the Company, threatened against any Company Entity, and there is no judgment, decree or order against any Company Entity, in each case, that would be reasonably likely to adversely affect the Company’s ability to perform its obligations under this Agreement or to have a Material Adverse Effect. Each Company Entity is in compliance in all material respects with all Laws applicable to the Company’s business as presently conducted, except where the failure to be in compliance would not be reasonably likely to adversely affect the Company’s ability to perform its obligations under this Agreement or to have a Material Adverse Effect. Except as set forth on Section 2.6 of the Disclosure Schedule or the SEC Reports, no Company Entity has received written notice that it is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.
2.7    Compliance with Other Instruments. Except as set forth on Section 2.7 of the Disclosure Schedule, the execution and delivery of this Agreement and the other Transaction Documents by the Company and the performance of its obligations hereunder and thereunder and the consummation by the Company of the Transactions (including the issuance of the Shares) will not: (a) result in a violation of its Certificate of Incorporation, as amended, the Series A Certificate, the Series B Certificate or Bylaws; (b) conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any note, indenture, deed of trust, guaranty, indemnity, or mortgage, lease, sublease, agreement or contract to which it is a party or by which it or its assets is bound; or (c) result in a violation of any Law applicable to the Company or by which any property or asset of any Company Entity is bound or affected. The execution, delivery and performance of the Transaction Documents, the consummation of the Transactions, and the exercise by the Purchaser of its rights and remedies under the Transaction Documents will not result in any such violation or be in conflict with or constitute a default under items set forth in (a), (b) and (c) of this Section 2.7. The Company has not sent a notice to the stockholders of the Company stating that the Board has determined not to pursue an initial public offering of the Common Stock under the Securities Act.
Neither the Company nor any of its Subsidiaries is in violation of any term of its certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement or any other governing document, as applicable. Neither the Company nor any of its Subsidiaries is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) any agreement or contract, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any Law applicable to any Company Entity, except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or result in the acceleration of any indebtedness or other obligation of any Company Entity. The business of the Company and its Subsidiaries have not been and are not being conducted in violation of any Law or any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.8    Voting Rights. The Company is not a party to any agreements with the shareholders of the Company with respect to the voting of Capital Stock of the Company and, to the Company’s Knowledge, none of the Company’s shareholders have entered into any agreements with respect to the voting of Capital Stock of any Company Entity.
2.9    Financial Statements; Accuracy of SEC Reports.
(a)    Since December 31, 2014, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. All of the foregoing items filed with the SEC (but not those items that merely were furnished to the SEC) prior to the date hereof but after December 31, 2014, are referred to herein as the “SEC Reports.” The Company’s consolidated balance sheet as of December 31, 2017, as included in the Company’s annual report on Form 10-K for the period then ended, as filed with the SEC on March 29, 2018 (the “Most Recent 10-K”), is referred to herein as the “Most Recent Balance Sheet”. As of their respective dates, the SEC Reports complied in all material respects with the Securities Laws. None of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of each of the SEC Reports, no event has occurred that would require an amendment or supplement to any such SEC

Report and as to which such an amendment or supplement has not been filed and made publicly available on the SEC’s EDGAR system no less than five (5) business days prior to the date hereof.
(b)    As of their respective filing dates, the audited consolidated financial statements and unaudited interim financial statements of the Company Entities included in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described in such financial statements.
(c)    There is no material transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the Exchange Act that has not been so disclosed in the SEC Reports at least five (5) business days prior to the date of this Agreement.
(d)    Except as set forth on Section 2.9(d) of the Disclosure Schedule, since December 31, 2014, there have been no internal or SEC inquiries or investigations (formal or informal) regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of any of the Company Entities.
(e)    The Company has never been a “shell company” (as defined in Rule 12b-2 under the Exchange Act).
2.10    Sarbanes-Oxley Compliance; Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records.
(a)    Since December 31, 2014, there is and has been no failure on the part of the Company or any of the Company’s directors or officers (in their capacities as such) to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(b)    Since December 31, 2014, no Company Entity nor any director or officer of any Company Entity has received any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any Company Entity or its internal accounting controls, including any complaint, allegation, assertion or claim that any Company Entity has engaged in any improper accounting or auditing practices.

(c)    Since December 31, 2014, no attorney representing any Company Entity, whether or not employed by a Company Entity, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by any Company Entity or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of Sarbanes-Oxley Act.
(d)    The Company has kept, and has caused each of the Subsidiaries to, at all times since December 31, 2014, keep, books, records and accounts with respect to all of such Person’s business activities, in accordance with GAAP consistently applied. Each Company Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.
(e)    The Company maintains internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the Exchange Act; and such internal control is effective and does not have any material weaknesses.
(f)    The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such disclosure controls and procedures are, and at all times since December 31, 2014 have been, effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.
2.11    Employee Matters.
(a)    No Company Entity is delinquent in payments to any of its respective employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation or reimbursements for any service performed for it through the date hereof. To the Company’s Knowledge, each of the Company Entities has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. Each Company Entity has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of such Company Entity and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.
(b)    Section 2.11 of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by any Company Entity, or which the Company Entities participate in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company Entities have made all required contributions and have no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable Laws for any such employee benefit plan.
2.12    Absence of Certain Changes. Since the date of the Most Recent Balance Sheet, no Company Entity has sold any assets outside of the ordinary course of business, and except as set forth on Section 2.12 of the Disclosure Schedule, no Company Entity has had any capital expenditures outside the ordinary course of its business or has had or made, as applicable, any (i) grant or provision of severance or termination payments or benefits to any director or officer of any Company Entity or employee, independent contractor or consultant of such Company Entity in any material amount, (ii) material increase in the compensation, perquisites or benefits payable to any director, officer, employee, independent contractor or consultant of any Company Entity, (iii) grant of material equity or equity-based awards that may be settled in shares of Common Stock, Preferred Stock or any other securities of any Company Entity or the value of which is linked directly or indirectly, in whole or in part, to the price or value of any shares of Common Stock, Preferred Stock or other securities of any Company Entity, (iv) acceleration in the vesting or payment of compensation payable or benefits provided or to become payable or provided to any current or former director, officer, employee, independent contractor or consultant in any material amount or (v) material change in the terms of any outstanding Option with respect to any shares of the Company’s Common Stock or any other securities of the Company.
2.13    No Material Adverse Effect. Since the date of the Most Recent Balance Sheet, there has been no Material Adverse Effect and no event, state of facts, circumstance, development, change or effect has occurred that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
2.14    No Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the Most Recent Balance Sheet or specifically described in the notes to the financial statements set forth in the Most Recent 10-K, (ii) as incurred since the date of the Most Recent Balance Sheet in the ordinary course of business consistent with past practice, or (iii) as set forth on Section 2.14 of the Disclosure Schedule, no Company Entity has any material liabilities or obligations of any nature, whether fixed or unfixed, known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise and whether due or to become due. No representation or warranty or other statement made by the Company in this Agreement or any of the other Transaction Documents, the Disclosure Schedules or any certificate or instrument delivered pursuant to this Agreement contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.
2.15    Tax Returns and Payments. There are no federal, state, county, local or foreign Taxes, taxes, levies, impositions, levies or assessments material in amount that are due and payable by the Company which have not been timely paid, whether or not disputed. There have been no examinations or audits of any Tax Returns or reports by any applicable federal, state, local or foreign governmental agency within the last three calendar years, and to the Company’s Knowledge, none are currently expected by any officer of the Company. The Company has duly and timely filed all federal, state, county, local and foreign Tax Returns required to have been filed by it within the last three calendar years, and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any such years. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company. The Company is not a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii). The Company is not and has not been a party to any “reportable transaction,” as defined in Code §6707A(c)(1) and Reg. §1.6011-4(b). Section 2.15 of the Disclosure Schedule sets forth the net operating losses of the Company for U.S. federal and state income tax purposes as of December 31, 2016, and identifies the nature and extent of any limitations or other restrictions on the availability of such net operating losses under Section 382 of the Code or any comparable provision of state law (as well as the date of any “ownership changes” within the meaning of Section 382(g) of the Code giving rise to such limitations).
2.16    Permits. Each Company Entity has all franchises, permits, certificates of occupancy, licenses and any similar authority necessary for the conduct of its business, except for such franchises, permits, certificates of occupancy, licenses and similar authorities the lack of which could not reasonably be expected to have a Material Adverse Effect. None of the Company Entities is in default in any material respect under any of such franchises, permits, licenses or other similar authority that is material to the business of any Company Entity.
2.17    Disclosure. The Company has made available to the Purchaser correct and complete copies of all of its corporate records, financial statements, SEC Reports, to the extent not otherwise available on EDGAR, and all other information in the possession of or available to the Company that the Purchaser has requested to evaluate whether it desires to acquire the Shares.
2.18    No General Solicitation. No Company Entity, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Shares.
2.19    No Integrated Offering. No Company Entity, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.
2.20    Insurance. Each of the Company Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent for the businesses in which each of the Company Entities are engaged. No Company Entity has been refused any insurance coverage sought or applied for, and no Company Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
2.21    Transactions with Related Parties. Except as set forth on Section 2.21 of the Disclosure Schedule, there have been no transactions that are required to be reported under 17 C.F.R. 229.404(a) (“Related Party Transactions”), that have not already been disclosed in the SEC Reports.
2.22    Real Property.
(a)    At least twenty-five (25) percent of the Company’s consolidated gross revenues for the 12 months ended March 31, 2018 were, and at least twenty-five (25) percent of the Company’s consolidated total assets as of the date hereof (measured on a fair value basis as determined by the Company’s management) are, derived from the Company Entity’s direct ownership of real property and ownership of interests in limited liability companies, limited partnerships and other business entities that directly own real property.
(b)    Other than as set forth in Section 2.22 of the Disclosure Schedule, the Company has good and marketable fee or leasehold title to its Real Estate Assets, as applicable, subject only to liens securing indebtedness for money borrowed identified on in the Disclosure Schedule or disclosed in the SEC Reports and such other encumbrances as do not have, or could not reasonably be expected to have, a Material Adverse Effect.
(c)    Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) no Company Entity has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with environmental laws with regard to the assets or the business operated by such Company Entity that is not fully and finally resolved, other than as set forth in the SEC Reports or Section 2.22 of the Disclosure Schedule and (ii) to the Company’s Knowledge, the assets and all operations of each Company Entity are in compliance with all applicable environmental laws.
(d)    Each Fee Asset of the Company Entities is in good condition, has been properly maintained in such manner as a reasonably prudent owner of real estate would maintain such assets and is free from material defects except where such failure does not have or could not reasonably be expected to have a Material Adverse Effect.
(e)    Except as set forth in the SEC Reports and Section 2.22 of the Disclosure Schedule, no foreclosure of a mortgage or deed of trust on the landlord’s interest in a Leased Asset or termination of superior possessory interest in a Leased Asset will terminate the interests of any Company Entity in a Leased Asset so long such Company Entity complies with its obligations under the applicable lease creating the Leased Asset.
(f)    With respect to the Real Estate Assets, the Company has no outstanding obligations to fund loan proceeds, capital contributions, provide letters of credit or other credit enhancements, fund tenant allowances or provide “free rent” and other lease concessions that have or could reasonably be expected to have a Material Adverse Effect.
(g)    Except as set forth in the SEC Reports and Section 2.22 of the Disclosure Schedule, no Real Estate Asset has been damaged by any uninsured, unrepaired casualty that has or could reasonably be expected to have a Material Adverse Effect since the Most Recent Balance Sheet Date.
(h)    There are no obligations in connection with the Real Estate Assets of any so‑called “recapture agreement” involving refund for sewer extension, oversizing utility, lighting or like expense or charge for work or services done upon or relating to the Real Estate Assets that have or could reasonably be expected to have a Material Adverse Effect.
2.23    Investment Company. The Company is not, and upon the Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act. The Company is not relying on an exclusion from the definition of “investment company” in Section 3(b) or 3(c) of the Investment Company Act or an exclusion in any rule promulgated under the Investment Company Act.

2.24    Adequate Capital. To the Knowledge of the Company, the Company has adequate capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are presently proposed to be conducted after the Closing and (ii) has not become, or is not presently, financially insolvent within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction.
2.25    Brokers or Finders. No agent, broker, investment banker or other Person acting on behalf of the Company, or under the authority thereof, is or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee directly or indirectly from any of the Parties in connection with any of the Transactions.
2.26    No Conversion. As of the date hereof, (a) the Company has not received any notice from any holder of the Series B Preferred Stock of such holder’s intent to exercise its right to convert all or any portion of the Series B Preferred Stock into shares of Common Stock pursuant to Section 6 of the Series B Certificate, and (b) no event that would trigger the Automatic Conversion Time (as defined in the Series B Certificate) pursuant to Section 7 of the Series B Certificate has occurred.
2.27    Investment Agreement. The Investment Agreement is (i) in full force and effect, (ii) a valid, binding obligation of the Company and, to the Knowledge of the Company, the other parties thereto, and (iii) enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. There does not exist any breach, violation or default (with or without notice, passage of time, or both) on the part of the Company or, to the Knowledge of the Company, any other party thereto, and, to the Knowledge of the Company, there does not exist any event, occurrence or condition, including the consummation of the Transactions, which (with or without notice, passage of time, or both) would, or would reasonably be expected to, constitute such a breach, violation or default.
3.    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:
3.1    Authorization. The Purchaser has full power and authority to enter into this Agreement and each of the Transaction Documents to which it is a party, and each Transaction Document to which the Purchaser is a party constitutes valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2    Purchase Entirely for Own Account. The Purchaser is acquiring the Shares for investment for the Purchaser’s own account, not as a nominee or agent for any other Person, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the Shares. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations in any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.
3.3    Disclosure of Information. The Purchaser has received or received access to all documents and information requested by the Purchaser from the Company in connection with the Transactions (the “Requested Documents”) for the Purchaser’s evaluation of the risks of investing in the Shares. The Purchaser has had an opportunity to discuss the Requested Documents and the Company’s business, management, financial affairs, terms and conditions of the offering of the Shares and any other related matters with the Company’s officers and directors.
3.4    Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable federal and state Securities Laws and that, pursuant to such laws, the Purchaser must hold the Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by applicable state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, without limitation, the time and manner of sale, the holding period for the Shares and on requirements relating to the Company which are outside of the Purchaser’s control and which the Company is under no obligation and may not be able to satisfy.
3.5    No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.
3.6    Forward-Looking Information. The Purchaser understands that the Company may provide the Purchaser with certain projections and other forward-looking information regarding the Company and the Shares. Projections and forward-looking information are inherently uncertain and should not be, and the Purchaser acknowledges that they are not being, relied upon by the Purchaser in making the decision to purchase the Shares. Actual results may vary significantly from such projections or forward-looking information.

3.7    Compliance with Other Instruments. The execution and delivery of the Transaction Documents, the consummation of the Transactions and the performance of the Purchaser’s obligations thereunder will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to the Purchaser or any agreement or other instrument to which the Purchaser is a party or by which the Purchaser or any of the Purchaser’s properties are bound or any permit, franchise, judgment, order, writ, decree, statute, rule or regulation applicable to the Purchaser or the Purchaser’s properties; except, in any such case, as would not, and would not reasonably be expected to, prohibit the Purchaser from purchasing the Shares.
3.8    Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated (in either certificated or book-entry form) with one or all of the following legends:
(a)    “THESE SHARES OF SERIES-A SENIOR PERPETUAL PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER OF THESE SHARES MAY BE EFFECTUATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”
(b)    Any legend required by the Securities Laws of any state to the extent such laws are applicable to securities represented by a certificate, an instrument or in book-entry notation.
3.9    Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect its interests in connection with the transactions contemplated by this Agreement.
3.10    Reliance. The Purchaser acknowledges that it is not relying upon any Person in making its investment or decision to invest in the Company. The Purchaser is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement or the SEC Reports.
3.11    Residence. For purposes of complying with state Securities Laws, the Purchaser is a resident of New York.

3.12    Disclosure. All information that the Purchaser has provided or will provide to the Company in connection with this Agreement, including, without limitation, all of the information regarding the Purchaser that is contained in the Transaction Documents, is correct and complete as of the date of this Agreement. The Purchaser will promptly provide to the Company with written notice of any material changes in such information and such information will be correct and complete as of the date given and as of the date of the Closing. The Purchaser acknowledges and understands that the Company will rely on the representations contained herein in order to comply with relevant exemptions from federal and state Securities Laws.
3.13    Designated Exclusion. The Purchaser acknowledges that (i) pursuant to Section 3.1(b) of the Investment Agreement, the Company continues to proceed in good faith and take commercially reasonable actions as are reasonably necessary for the Company to be eligible to rely on the exclusion from the definition of “investment company” set forth in Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (the “Designated Exclusion”), but as of the date hereof, is not eligible for the Designated Exclusion and (ii) the Company’s lack of eligibility for the Designated Exclusion as of the date hereof is not a breach of the Investment Agreement.
4.    Miscellaneous.
4.1    Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable Securities Laws of the states of the United States following the Closing.
4.2    Expenses. Each Party shall be responsible for all of its out-of-pocket costs incurred in connection with this Agreement and the transactions contemplated in connection therewith (including, without limitation, legal fees and expenses and due diligence related costs and expenses).
4.3    Survival of Representations and Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen (18) months after the Closing, provided that any claim made by the Company or the Purchaser with regard to such representations or warranties shall survive until resolved, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company. Notwithstanding the foregoing, the representations and warranties made in Sections 2.1, 2.2, 2.3 and 2.4 shall survive indefinitely.
4.4    Successors and Assigns; No Third Party Beneficiaries or Obligations. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Nothing in this Agreement, including any reference to any officer, director, employee, agent, consultant, representative or Affiliate of either Party to this Agreement, is intended to, or shall, create any express or implied liability or obligation on the part of any such Person other than the Parties hereto, nor is any representation, warranty or covenant contained in this Agreement made by or on behalf of any person other than the Party making such representation, warranty or covenant contained in this Agreement.
4.5    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.
4.6    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Neither Party shall raise the use of a facsimile machine or electronic mail as a means of delivering a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or electronic mail delivery as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.
4.7    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
4.8    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Parties at their respective addresses as set forth on the signature page hereto, or to such electronic mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 4.8. If notice is given to the Company, a copy shall also be sent by registered or certified mail to Ulmer & Berne LLP, 1660 West 2nd Street, Suite 1100, Cleveland, Ohio 44113, attention Howard Groedel, Esq., or by electronic mail to hgroedel@ulmer.com. If notice is given to the Purchaser, a copy shall also be sent by registered or certified mail to Fried Frank Harris Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention: Julian Chung, or by electronic mail to Julian.Chung@friedfrank.com.
4.9    No Finder’s Fees. Each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with any of the Transactions.
4.10    Attorneys’ Fees. If any action at law or in equity (including, without limitation, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.
4.11    Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and/or the Purchaser, as the case may be.
4.12    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
4.13    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of the other Party, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.
4.14    Entire Agreement. This Agreement (including the Exhibits hereto), the Series A Certificate and the other Transaction Documents constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.
4.15    Dispute Resolution. The Parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court sitting in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of Delaware or the United States District Court sitting in the State of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
4.16    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SHARES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

IMH FINANCIAL CORPORATION, a Delaware corporation

By:	/s/ Lawrence D. Bain
Name:	LAWRENCE D. BAIN
Title:	CHAIRMAN & CEO

Address:	7001 North Scottsdale Road Suite 2050 Scottsdale, Arizona 85253

[Signature Page to Series A Senior Perpetual Preferred Stock Subscription Agreement]

PURCHASER:

JPMORGAN CHASE FUNDING INC.

By:	/s/ Chad Parson
Name:	Chad Parson
Title:	Managing Director

Address:	c/o JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017

[Signature Page to Series A Senior Perpetual Preferred Stock Subscription Agreement]

EXHIBIT

FORM OF CERTIFICATE OF DESIGNATION OF SERIES A SENIOR PERPETUAL PREFERRED STOCK OF THE COMPANY

EXHIBIT B
DISCLOSURE SCHEDULE